Exhibit 10.4

[Form for Directors]

COMPUCREDIT CORPORATION

NONQUALIFIED STOCK OPTION

COMMON STOCK

(No Par Value)

STOCK OPTION PLAN: CompuCredit Corporation 2008 Equity Incentive Plan

OPTION FOR THE PURCHASE OF:                      Shares

EXERCISE PRICE PER SHARE: $

DATE OF GRANT:                     ,

THIS OPTION AGREEMENT, made and entered into this          day of             ,          by and between COMPUCREDIT CORPORATION, a Georgia corporation (“CompuCredit”), and                     [DIRECTOR] (the “Grantee”);

W I T N E S S E T H:

WHEREAS, the CompuCredit Corporation 2008 Equity Incentive Plan (the “Plan”) has been adopted by CompuCredit; and

WHEREAS, the Plan authorizes the Compensation Committee (“Committee”) to cause CompuCredit to enter into a written agreement with the Grantee setting forth the form and the amount of any award and any conditions and restrictions of the award imposed by the Plan and the Agreement; and

WHEREAS, the Committee desires to make an award to the Grantee consisting of a Nonqualified Stock Option;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, CompuCredit and the Grantee hereby agree as follows:

1. General Definitions. Any capitalized terms herein shall have the meaning set forth in the Plan, and, in addition, for purposes of this Option Agreement, each of the following terms, when used herein, shall have the meaning set forth below:

(a) The “Common Stock” shall mean the common stock of CompuCredit, no par value per share.

(b) “CompuCredit” shall mean CompuCredit Corporation.

(c) The “Exercise Date” shall mean [the Date of Grant. At any time during the period of this Option commencing with the Date of Grant, the Grantee may purchase up to 100% of the shares covered by this Option so that this Option will be fully vested on the Date of Grant.]

(d) The “Expiration Date” shall mean the date on which this Option expires pursuant to the provisions of paragraph 4 hereof.

(e) This “Option” shall mean the option evidenced by this Option Agreement, which is intended to be a “nonqualified stock option.”

(f) The “Option Price” shall mean the purchase price of each share of Common Stock that may be purchased by the Grantee upon the exercise of this Option, in whole or in part. The Option Price is set forth under “Exercise Price Per Share” on page 1 of this Option Agreement as adjusted from time to time in accordance with the provisions hereof.

2. Grant of Option. Upon the terms and subject to the conditions and limitations hereinafter set forth, the Grantee shall have the right, [at any time after the Exercise Date and] on or before the Expiration Date, to purchase the number of shares of Common Stock set forth on page 1 of this Option Agreement and vested under Paragraph 1(d), such number of shares and the Option Price being subject to adjustment in accordance with the provisions set forth below and in accordance with the terms of the Plan.

3. Manner of Exercise. Subject to the terms, conditions, and limitations set forth herein, this Option may be exercised in whole or in part at any time or from time to time after the Exercise Date and on or before the Expiration Date as to any part of the number of whole shares of Common Stock then vested under Paragraph 1(d) and available under this Option. Such exercise shall be effective only if the Grantee duly executes and delivers to CompuCredit, at the principal executive office of CompuCredit or at such other address as CompuCredit may designate by notice in writing to the Grantee, an option exercise form substantially the same as that attached hereto as Exhibit A, indicating the number of shares of Common Stock to be purchased and accompanied by payment of the Option Price and any withholding amounts described below. Payment of the Option Price and any such withholding amounts may be made (i) in cash or its equivalent, (ii) by tendering previously acquired shares of Common Stock having a Fair Market Value, at the time of exercise, equal to the total Option Price (provided that the shares tendered shall have been held by the Grantee for at least six months prior to their tender); or (iii) through a cashless exercise procedure, as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions and which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Upon any effective exercise of this Option, CompuCredit shall become obligated to issue a certificate or certificates to the Grantee representing the number of shares of Common Stock so purchased. Notwithstanding the foregoing, no shares of Common Stock will be issued unless the Grantee (or his representative as the case may be) shall pay to CompuCredit, such amount as CompuCredit may advise it is required under applicable federal, state or local law to withhold and pay over to governmental taxing authorities by reason of the purchase of such shares of Common Stock pursuant to this Option. No fractional shares will be issued.

4. Expiration of Option. This Option shall expire, shall become null and void, and shall be of no further force and effect upon the earliest to occur of the following events:

(a) Two months after the date of the Grantee’s resignation or other voluntary termination of his or her service as a director of CompuCredit (other than by reason of his or her death or “disability” within the meaning of Section 22(e)(3) of the Code);

(b) Two months after the date on which CompuCredit terminates the Grantee’s service for any reason;

(c) Six months after the date on which Grantee’s service as a director of CompuCredit is terminated by reason of the Grantee’s death or “disability” within the meaning of Section 22(e)(3) of the Code; or

(d) Five years from the Date of Grant.

5. Holder’s Exercise Subject to Compliance with Securities Laws. Notwithstanding the exercise of this Option, in whole or in part, in accordance with all other provisions of this Option, CompuCredit shall have no obligation to honor such exercise and to issue Common Stock pursuant thereto unless and until the Grantee furnishes CompuCredit an agreement in such form as the Committee may specify) in which the Grantee (or any person acting on his behalf) represents that the Common Stock acquired by him upon exercise are being acquired for investment and not with a view to the distribution thereof, or such other representations as may be required by the Committee in accordance with the advice of legal counsel, unless the Committee shall have received advice from legal counsel that such representation is not required.

6. Adjustment of Option Price and Number of Shares That May be Purchased Hereunder. The Option Price and the number of shares of Common Stock that may be purchased hereunder shall be subject to adjustment from time to time by the Committee in accordance with the terms of the Plan in the event of certain changes in the Common Stock or certain corporate transactions affecting the number or value of the shares of Common Stock.

7. Notice of Adjustments. Upon the occurrence of any adjustment of the Option Price, or any increase or decrease in the number of shares of Common Stock that may be purchased upon the exercise of this Option, then, and in each such case, CompuCredit, within 30 days thereafter, shall give written notice thereof to the Grantee at the address of the Grantee as shown on the books of CompuCredit, which notice shall state the Option Price as adjusted and the increased or decreased number of shares that may be purchased upon the exercise of this Option, setting forth in reasonable detail the method of calculation of each.

8. Assignment. This Option may not be transferred or assigned by the Grantee otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Grantee, may be exercised, in whole or in part, only by the Grantee; provided, however, subject to paragraph 4(d) hereof, in the event of the Grantee’s death or disability, this Option may be exercised by his or her personal representative, heirs or legatees.

9. No Right to Continued Employment. This Option does not confer upon the Grantee the right to continued employment or affiliation with CompuCredit or any Affiliate (including service on the board of directors of CompuCredit), nor shall it interfere with the right of CompuCredit or any Affiliate to terminate his or her affiliation with CompuCredit at any time.

10. Miscellaneous.

(a) CompuCredit covenants that it will at all times reserve and keep available, solely for the purpose of issue upon the exercise of this Option, a sufficient number of shares of Common Stock to permit the exercise of this Option in full.

(b) The terms of this Option shall be binding upon and shall inure to the benefit of any successors or assigns of CompuCredit and of the Grantee.

(c) The Grantee shall not be entitled to vote or to receive dividends with respect to any Common Stock that may be, but has not been, purchased under this Option and shall not be deemed to be a shareholder of CompuCredit with respect to any such Common Stock for any purpose.

(d) This Option has been issued pursuant to the Plan and shall be subject to, and governed by, the terms and provisions thereof. The Grantee hereby agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the terms of the Plan and this Option Agreement, the provisions of the Plan shall govern.

(e) This Option Agreement shall be governed by the laws of the State of Georgia.

IN WITNESS WHEREOF, CompuCredit and the Grantee have executed this Option Agreement as of the day and year first above written.

COMPUCREDIT CORPORATION

By:

Its:

GRANTEE:

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